FOR IMMEDIATE RELEASE

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Farmers National Banc Corp. Announces Extension of Subscription Rights Offering

CANFIELD, Ohio—(BUSINESS WIRE)— Farmers National Banc Corp. (“Farmers”) (OTCBB: FMNB), the holding company for the Farmers National Bank of Canfield, Ohio announced today that it has extended the expiration date for its subscription rights offering (the “Rights Offering”) seven days to 5:00 p.m., Eastern Time, on January 21, 2011. The expiration date has been extended to provide shareholders with additional time to exercise their non-transferable subscription rights as an accommodation due to delays in mailing and deliveries.

Under the terms of the Rights Offering, Farmers distributed non-transferable rights to subscribe for and purchase up to 2,946,864 common shares (maximum) to persons who owned its common shares as of 5:00 p.m., Eastern Time, on October 25, 2010 (the “Record Date”). Under the terms of the Rights Offering, all shareholders as of the Record Date received, at no charge, one subscription right for each common share held. Each subscription right entitles the holder to purchase 0.21653 common shares at a subscription price of $3.00 per share. This means that each shareholder has the right to acquire one common share at the subscription price for approximately every five common shares owned the Record Date. Other than the extension of the expiration date of the Rights Offering, all of the offering terms described in Farmers’ prospectus dated December 20, 2010 remain the same and apply during the extended period of the Rights Offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state. The Rights Offering will be made only by means of a prospectus, copies of which have been mailed to all record shareholders as of the Record Date. Copies of the prospectus may also be obtained by contacting Farmers’ information agent, BNY Mellon Shareowner Services, at (866) 365-9071 (toll free).

About Farmers National Banc Corp.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates 17 banking offices throughout Mahoning, Trumbull and Columbiana Counties and two trust offices located in Youngstown and Howland. Farmers National Bank of Canfield offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmer’s control. Farmers believes that the expectations represented by its forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and Farmers does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable laws or regulations. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in Farmer’s filings with the Securities and Exchange Commission; such as the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Quarterly Reports on Form 10-Q filed during the fiscal year ending December 31, 2010 and the prospectus for the Rights Offering.

Source: Farmers National Banc Corp.